As filed with the Securities and Exchange Commission on September 27, 2019

Registration No. 333-232980

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Celexus, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7373	98-0466350
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

8275 S. Eastern Ave. Suite 200

Las Vegas, NV 89123

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

8275 S. Eastern Ave. Suite 200

Las Vegas, NV 89123

(702) 724-2636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elaine A. Dowling, Esq.

EAD Law Group, LLC

8275 S. Eastern Ave. Suite 200

Las Vegas, NV 89123

702-7824-2636

ead@eadlawgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)
Shares for Coverage of Convertible Note	25,000,000	$0.001	$25,000	$3.03
New Issue	21,000,000	$1.00	$21,000,000	$2545.20

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a price pursuant to the Investment Agreement. It is possible that the Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

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SUBJECT TO COMPLETION, DATED ____________ __, 2019.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

CELEXUS, INC.

46,000,000 Shares of Common Stock for $1 per share.

This prospectus will allow us to register up to 25,000,000 common shares for coverage of a convertible note($0.001 conversion rate on $25,000 note) and 21,000,000 common shares for sale by the issuer at $1 per share each. The securities being registered in this offering are quoted on the OTCMarkets QB under the symbol CXUS. The common stock remains highly illiquid and there is very limited trading.

Proceeds: 25% --$5,250,000; 50%-- $10,500,000; 75%--15,750,000,0000; %100—21,000,000

The company may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

•         has not received enough proceeds form the offering to begin operations; and has no market for its shares.

•         has no market for its shares

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This offering shall remain open a minimum 360 days from effectiveness.

The date of this prospectus is September___, 2019.

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Unless otherwise specified, the information in this prospectus is set forth as of August__, 2019, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Celexus, Inc. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

Business Overview

General

Celexus, Inc. is an acquisition, management and holding company for early stage, high growth businesses and technologies in the hemp industry. The Company has developed specific criteria and standards that must be met by each acquisition candidate. Once identified, the Company will engage its team of industry professionals to perform thorough due diligence on the potential acquisition partner. Following successful due diligence, Celexus will send in its M & A team to structure and present an attractive proposal to the selling entity.

Due to the recent passing of the 2018 Farm Bill, Celexus now feels very comfortable in entering the rapidly growing hemp and CBD market. It is estimated that hemp biomass has over 50,000 uses including 100% biodegradable plastic, paper, clothing, building materials, etc. Managements experience and beliefs are that CBD oils are believed to provide many medical benefits. It has been reported that CBD oil can treat hundreds of medical issues such as anxiety, depression, pain, arthritis, insomnia, anorexia, heart disease, diabetes, asthma, several types of cancer, Alzheimer’s, dementia and epilepsy, just to name a few.

The 2018 Farm Bill or or Agriculture Improvement Act of 2018 stablishes a new federal hemp regulatory system under the US Department of Agriculture which aims to facilitate the commercial cultivation, processing, and marketing of hemp. The bill removes hemp and hemp seeds from the statutory definition of marijuana and the DEA schedule of Controlled Substances amd makes hemp an eligible crop under the federal crop insurance program. It also allows the transfer of hemp and hemp-derived products across state lines provided the hemp was lawfully produced under a State or Indian Tribal plan or under a license issued under the USDA plan.

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From an environmental standpoint, hemp is truly a miracle. An average grow cycle is 12-14 weeks to fully mature at 10-15 feet tall. A tree can take 20-50 years to reach full maturity. This could significantly reduce deforestation by providing the same products that trees are able to supply. Also, hemp breathes 4 times more carbon dioxide than a tree and releases 4 times more oxygen, making our air substantially cleaner. With the recent lift of Federal bans on hemp, we are expecting through continued research more and more discoveries of uses for hemp and its bi-products both medically and industrially. It is these reasons, along with the environmental impact associated with hemp, that is driving us to become a key player in such an important market.

Our objective is to become a leading supplier of both seeds and clones internationally. There is a massive demand for high grade, organic, high cannabidiol, (CBD) seeds and clones across the country and the demand is only getting bigger.

The Companys retained deficit is $8,932,710, we have only one officer and no employees, and only 20% of the president’s time will be spent on the business of the company.

Celexus is a Shell Company and therefore its securities as of this date are not eligible to utilize Rule 144 and therefore its securities may be highly illiquid.

Our executive offices are located at 8275 S. Eastern Ave. Suite 200, Las Vegas, NV 89123.

Our telephone number is (702) 724-2636.

The Offering

This prospectus covers up to 25,000,000 common shares sold under a Convertible note and 21,000,000 to be sold by the Issuer.

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ABOUT THIS OFFERING

Securities Being Offered	Up to 25,000,000 shares of Celexus, Inc. to be sold under the Convertible note and 21,000,000 by the issuer.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture and an acquisition.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.The Company may not complete the acquisition of HempWave, thus rendering the Company worthless.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in April 1995 but we have not yet begun full scale operations. We have not licensed or sold any substantial amount of products commercially and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($8,932,710) as of December 31, 2018 and we expect to continue to incur significant set up expenses in the foreseeable future related to the completion of development and commercialization of our sites. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

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We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund set up and marketing. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2019 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations. The need for additional capital should disappear after one growing season.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

The longevity of our business depends in part on our ability to enhance and sell the functionality of our current solutions and technology platform to remain competitive and meet customer needs.

The market for our products is relatively new and is characterized by rapid technological obsolescence, frequent new entrants, uncertain product life cycles, fluctuating customer demands, and evolving industry and government energy-related standards and regulations. We may not be able to successfully develop and market new, reliable, solutions that comply with present or emerging demands, regulations and standards on a cost-effective basis. The development of new equipment and software requires significant research, development, testing cycles and investment, and there is no guarantee that the software we have developed or will ultimately develop will outpace that of our competitors.

We may not be able to successfully deploy our products in a timely manner.

Our growth will largely depend on our ability to successfully deploy our products across a large portfolio of customer facilities and an expanded geography that may require international deployment. Our ability to successfully deploy our equipment depends on many factors, including, among others, our ability to:

• properly staff, incentivize and mobilize personnel and subcontractors, including our installation and technology specialists;

• obtain upfront payment from our customers and additional financing to cover our inventory and other internal costs;

• expand and improve our technology.

Our proprietary rights could potentially conflict with the rights of others and we may be prevented from selling some of our products.

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Third parties may assert intellectual property claims against us, particularly as we expand our business and the number of products we offer. Our defense of any claim, regardless of its merit, could be expensive and time consuming and could divert management resources. Successful infringement claims against us could result in significant monetary liability or prevent us from selling some of our products. In addition, resolution of claims may require us to redesign our products, license rights from third parties or cease using those rights altogether.

Our proposed business is dependent on laws pertaining to the Hemp industry. Continued development of the Hemp industry is dependent upon continued legislative authorization of Hemp at the state level. Any number of factors could slow or halt progress in this area. Further, progress for the industry, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of Hemp, which would negatively impact our proposed business.

Further, and while we do not intend to harvest, distribute or sell cannabis, if we lease buildings to growers of Hemp we could be deemed to be participating in Hemp cultivation, which remains illegal under federal law, and exposes us to potential criminal liability, with the additional risk that our properties could be subject to civil forfeiture proceedings.

The Hemp industry faces strong opposition. It is believed by many that large well-funded businesses may have a strong economic opposition to the Hemp industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue. For example, medical Hemp will likely adversely impact the existing market for the current “Hemp pill” sold by mainstream pharmaceutical companies. Further, the medical Hemp industry could face a material threat from the pharmaceutical industry, should Hemp displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical Hemp movement. Any inroads the pharmaceutical industry could make in halting or impeding the Hemp industry could have a detrimental impact on our proposed business

Hemp remains illegal under Federal law. Hemp is a schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of Hemp has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of Hemp preempts state laws that legalize its use, strict enforcement of federal law regarding Hemp would likely result in our inability to proceed with our business plan.

The previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. In this regard, the prior DOJ Deputy Attorney General of the Obama administration issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the Controlled Substances Act. The Cole Memo noted that the Department of Justice is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way.

On January 4, 2018, the U.S. Attorney General Jeff Sessions issued the Sessions Memo stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that “previous nationwide guidance specific to Hemp is unnecessary and is rescinded, effective immediately.”

It is unclear at this time whether the Sessions Memo indicates that the Trump administration will strongly enforce the federal laws applicable to cannabis or what types of activities will be targeted for enforcement. While we do not currently harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government depending on the nature of such change.

Laws and regulations affecting the medical Hemp industry are constantly changing, which could detrimentally affect our proposed operations

Laws and regulations affecting the medical Hemp industry are constantly changing, which could detrimentally affect our proposed operations. Local, state and federal medical Hemp laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

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Risks Relating to our Stock

A low market price would severely limit the potential market for our common stock.

Our common stock is trading at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC Pinks. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

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We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•	the ability of the company to offer and sell the shares of common stock offered hereby;

•	the integration of multiple technologies and programs;

•	the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•	changes in existing and potential relationships with collaborative partners;

•	the ability to retain certain members of management;

•	our expectations regarding general and administrative expenses;

•	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. The Company will be required to update any forward looking statements as required by law.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2018 and March 31, 2019:

Current assets	March 31, 2019	March 31, 2018
Cash in Bank	$44,862
Total assets	$44,862	$0
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities

Related Party notes	$58,500	$0
Interest payable	$5,802	$3,011
Convertible Revolving Demand Note	$25,000	$25,000
Total current liabilities	$92,859	$36,041
Total Capitalization (Liabilities plus SE)	$44,862	$0

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of May 7, 2019, the Company has thirty eight (38) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Corporate History

On August 23, 2005, Articles of Incorporation were filed for Jackson Ventures, Inc., with the Nevada Secretary of State.

On August 31, 2005, the Initial List of Officers, Directors, and Resident Agent of Jackson Ventures, Inc., was filed with the Nevada Secretary of State, naming James Gheyle as President and Secretary, and Adrian Ansell as Treasurer and Director. Sierra Corporate Services is listed as the Resident Agent.

On January 22, 2007, a Certificate of Change was filed with the Nevada Secretary of State.

On February 14, 2007, an Annual List of Officers, Directors, and Resident Agent of Jackson Ventures, Inc., was filed with the Nevada Secretary of State naming James Gheyle as President and Secretary, and Adrian Ansell as Treasurer and Director. Sierra Corporate Services is listed as the Resident Agent.

On February 21, 2007, Articles of Merger was filed with the Nevada Secretary of State merging Jackson Ventures, Inc., and I-Level Media Group Incorporated.

On April 24, 2007, an Annual List of Officers, Directors, and Resident Agent of I-Level Media Group Incorporated was filed with the Nevada Secretary of State naming Aidan Sullivan as President and Director, and Ian Sullivan as Secretary and Treasurer. Also listed as Directors are: Johnny Lo, Leo Young, and Paul D. Brock. Sierra Corporate Services is listed as the Resident Agent.

On June 19, 2007 (10:14 a.m.), an Annual List of Officers, Directors, and Resident Agent of I-Level Media Group Incorporated was filed with the Nevada Secretary of State naming Aidan Sullivan as President and Director, and Ian Sullivan as Secretary and Treasurer. Also listed as Directors are: Paul D. Brock, Johnny Lo, and Francis Chiew. Sierra Corporate Services is listed as the Resident Agent.

On June 19, 2007 (12:48 a.m.), an Annual List of Officers, Directors, and Resident Agent of I-Level Media Group Incorporated was filed with the Nevada Secretary of State naming Aidan Sullivan as President and Director, and Ian Sullivan as Secretary and Treasurer. Also listed as Directors are: Paul D. Brock, Francis Chiew, and Johnny Lo. Sierra Corporate Services is listed as the Resident Agent. This List also indicated that “This publicly traded corporation is not required to have a Central Index Key number.”

On January 13, 2009, a Statement of Resignation of Registered Agent was filed with the Nevada Secretary of State by Sierra Corporate Services, for I-Level Media Group Incorporated.

On January 22, 2009, a Registered Agent Acceptance was filed with the Nevada Secretary of State by Sierra Corporate Services – Reno, for I-Level Media Group Incorporated.

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On January 28, 2009, an Annual List of Officers, Directors, and Resident Agent of I-Level Media Group Incorporated was filed with the Nevada Secretary of State naming Aidan Sullivan as President and Director, and Ian Sullivan as Secretary and Treasurer. Also listed as Directors are: Paul D. Brock, and Johnny Lo. Sierra Corporate Services - Reno is listed as the Resident Agent.

On February 8, 2010, a Statement of Resignation of Registered Agent was filed with the Nevada Secretary of State by Sierra Corporate Services – Reno.

On June 10, 2011, a State Business License Application was filed with the Nevada Secretary of State by I-Level Media Group Incorporated.

On June 10, 2011, a Registered Agent Acceptance was filed with the Nevada Secretary of State by Sierra Corporate Services – Reno, for I-Level Media Group Incorporated.

On June 29, 2011, a Certificate of Change was filed with the Nevada Secretary of State by I-Level Media Group Incorporated, indicating the number of authorized shares and the par value before the change: 1,025,000,000 common shares with a par value of $0.001; the number of authorized shares and par value after the change: 14,642,857 common shares with a par value of $0.001.

On July 6 2011, a Certificate of Correction was filed with the Nevada Secretary of State by I-Level Media Group Incorporated indicting that the effective date of the Certificate of Change should be July 8, 2011, not July 19, 2011.

On March 13, 2012, a Certificate of Amendment was filed with the Nevada Secretary of State by I-Level Media Group Incorporated, indicating that the authorized capital stock of the Corporation will consist of one billion (1,000,000,000) shares of common stock, par value $0.001 per share.

On August 28, 2012, an Annual List of Officers, Directors, and Resident Agent and State Business License Application of I-Level Media Group Incorporated was filed with the Nevada Secretary of State naming Francis Chiew as President, Secretary, Treasurer, and Director.

On August 22, 2013, an Annual List of Officers, Directors, and Resident Agent and State Business License Application of I-Level Media Group Incorporated was filed with the Nevada Secretary of State naming Francis Chiew as President, Secretary, Treasurer, and Director.

On October 3, 2013, an Initial/Annual List of Officers, Directors, and State Business License Application of I-Level Media Group Incorporated was filed with the Nevada Secretary of State naming Adrian C. Ansell as President and Director, and Rosarito D. Carrillo as Secretary and Treasurer. Also listed as Directors are: Jose Luis M. Romero-Salas, Perseverando M. Hernandez, Adrian I. Ocampo, and Mark J. Keene.

On October 4, 2013, Articles of Merger was filed with the Nevada Secretary of State merging Telupay International, Inc., and I-Level Media Group Incorporated.

On October 4, 2013, a Certificate of Change was filed with the Nevada Secretary of State by Telupay International, Inc, indicating that the current number of authorized shares and the par value before the change is: 1,000,000,000 common shares with a par value of $0.001 per share; the number of authorized shares and the par value after the change is: 1,500,000,000 common shares with a par value of $0.001 per share.

On December 23, 2014, a Statement of Resignation of Registered Agent was filed with the Nevada Secretary of State by Sierra Corporate Services – Reno, for Telupay International Inc.

On March 5, 2015, an Initial/Annual List of Officers, Directors, and State Business License Application of Telupay International Inc. was filed with the Nevada Secretary of State naming Adrian C. Ansell as President, and Rosarito D. Carrillo as Secretary and Treasurer. Michael John Greenup is listed as Director.

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On March 5, 2015, a Registered Agent Acceptance was filed with the Nevada Secretary of State by Sierra Corporate Services – Reno, for Telupay International Inc.

On January 5, 2017, a Statement of Resignation of Registered Agent was filed with the Nevada Secretary of State by Sierra Corporate Services – Reno, for Telupay International Inc.

On November 9, 2017, a Certificate of Reinstatement was filed with the Nevada Secretary of State by Telupay International Inc.

On November 9, 2017, an Initial/Annual List of Officers, Directors, and State Business License Application of Telupay International Inc. was filed with the Nevada Secretary of State naming Simon Belski as President, Secretary, Treasurer, and Director.

On November 9, 2017, a Registered Agent Acceptance was filed with the Nevada Secretary of State by Registered Agents, Inc., for Telupay International Inc.

On November 14, 2017, a Certificate of Amendment was filed with the Nevada Secretary of State by Telupay International Inc., amending its name to Globex Holding Corp.

On September 7, 2018, an Initial/Annual List of Officers, Directors, and State Business License Application of Globex Holding Corp. was filed with the Nevada Secretary of State naming Lisa Averbuch as President, Secretary, Treasurer, and Director.

On September 10, 2018, a Certificate of Amendment was filed with the Nevada Secretary of State by Globex Holding Corp, amending its name to Celexus, Inc.

On October 30, 2018, an Initial/Annual List of Officers, Directors, and State Business License Application of Celexus, Inc. was filed with the Nevada Secretary of State naming Simon Belski as President, Secretary, Treasurer, and Director.

On October 31, 2018, an Initial/Annual List of Officers, Directors, and State Business License Application of Celexus, Inc. was filed with the Nevada Secretary of State naming Lisa Averbuch as President, Secretary, Treasurer, and Director.

On March 27, 2019 the Board of Directors elected.. David Soto as COO of the corporation. On March 27, 2019 the Board of Directors elected. David Soto as COO of the corporation. As of May 20, 2019, Lisa Averbuch has resigned as President of Celexus, Inc. (the “Company”). Ms. Averbuch will continue to serve as a Director of the Company and maintains the authority to vote the shares of the Company’s majority shareholder, Global Services Unlimited Group, Inc.

Following the resignation of Ms. Averbuch, the Board of Directors has appointed David Soto to serve as President of the Company. Mr. Soto is an accomplished venture capitalist and startup leader with successful exits from thriving enterprises.

Since 2006, Soto has been a partner with Asturia Ventures, where his strategic planning has ensured the future growth of target markets and helped clients with raising capital, mergers and acquisitions, as well as transitions and exit strategies.

Previously, he was a senior partner with Benchmark Company, an investment advisory firm that developed investment management software to better manage and grow its clients’ portfolios.

Mr. Soto continues to serve as Chief Executive Officer of HempWave, a hemp industry company with which the Company has entered into an agreement by which HempWave will be acquired following the completion of an appraisal. The Company anticipates that the acquisition will be finalized in the coming months.

On that same date, Michael R Cashion, was hired as Chief Sales Strategist for the corporation.

Michael is a Start up Sales strategist that is focused on driving revenue. His approach in creating teams and implementing strategic plans has created strong growth in different markets. With a executive level presence, he is able work with customers, Board of Directors, and internal stake holders to drive sales and profits.

With a concentrated effort in concept to commercialization he can create new sales verticals and revenue streams.

HempWave, a company to be acquired as a subsidiary by Celexus pursuant to certain acquisition terms, has entered into long-term agreements to acquire two existing Arizona based greenhouses to grow industrial hemp seeds and clones.

The two greenhouses (based in Phoenix and Willcox, Arizona, respectively) have a combined total of over 210,000 square feet of arable land that HempWave will dedicate to growing commercial hemp. The purpose of the growing operations with these greenhouses is year-round production of hemp seeds and clones (or “starts”) for use with the company’s aggressive plans for expanding hemp-growing operations throughout the United States.

On July 31, 2019, Celexus, Inc. (the “Company”) and its affiliate, Bio Distribution, Inc. (d/b/a “HempWave”) entered into an amendment to the acquisition agreement entered in February 2019, by which the Company would acquire HempWave by issuing stock in exchange for the shares of HempWave (the “Exchange Agreement”). The amendment includes changes to four provisions of the Exchange Agreement, and are summarized below:

1.	Section A of the Exchange Agreement is amended to provide that instead of the acquisition for $13,000,000 in Company stock, the value of the stock to be issued will be calculated by an independent appraisal;

2.	Section V.02(e) of the Exchange Agreement is amended to clarify that the due diligence investigation conducted by the Company shall include an appraisal of HempWave;

3.	Section V.03(f) of the Exchange Agreement is amended to include a corresponding change to that made in Section V.02(e) of the Exchange Agreement; and

4.	Section VI.01(c) of the Exchange Agreement is amended to extend the period for the completion of due diligence and to effect the acquisition from July 31, 2019 to January 3, 2020.

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Business Overview

General

Celexus, Inc. is an acquisition, management and holding company for early stage, high growth businesses and technologies in the hemp industry. The Company has developed specific criteria and standards that must be met by each acquisition candidate. Once identified, the Company will engage its team of industry professionals to perform thorough due diligence on the potential acquisition partner. Following successful due diligence, Celexus will send in its M & A team to structure and present an attractive win win proposal to the selling entity.

Due to the recent passing of the 2018 Farm Bill, Celexus now feels very comfortable in entering the rapidly growing hemp and CBD market. It is estimated that hemp biomass has over 50,000 uses including 100% biodegradable plastic, paper, clothing, building materials, etc. Additionally, CBD oils are believed to provide many medical benefits. It has been reported that CBD oil can treat hundreds of medical issues such as anxiety, depression, pain, arthritis, insomnia, anorexia, heart disease, diabetes, asthma, several types of cancer, Alzheimer’s, dementia and epilepsy, just to name a few.

From an environmental standpoint, hemp is truly a miracle. An average grow cycle is 12-14 weeks to fully mature at 10-15 feet tall. A tree can take 20-50 years to reach full maturity. This could significantly reduce deforestation by providing the same products that trees are able to supply. Also, hemp breathes 4 times more carbon dioxide than a tree and releases 4 times more oxygen, making our air substantially cleaner. With the recent lift of Federal bans on hemp, we are expecting through continued research more and more discoveries of uses for hemp and its bi-products both medically and industrially. It is these reasons, along with the environmental impact associated with hemp, that is driving us to become a key player in such an important market.

Our objective is to become a leading supplier of both seeds and clones internationally. There is a massive demand for high grade, organic, high cannabidiol, (CBD) seeds and clones across the country and the demand is only getting bigger.

Celexus is a Shell Company and therefore its securities as of this date are not eligible to utilize Rule 144 and therefore its securities may be highly illiquid.

Celexus has entered into an agreement to acquire Hemp WaveHemp WaveHemp WaveHemp Wave, Inc. (the name of Hemp WaveHemp WaveHemp WaveHemp Wave was changed to HempWave.) pending completion of certain terms.

Seeds

Currently, finding quality seeds in this emerging market has proven difficult. As most seeds are patented, farmers aren’t allowed to grow their own seeds from seeds they purchased. They are required to purchase new seeds every grow cycle. This can prove to be very profitable for us.

There are 3 primary reasons to farm hemp.

1.      To be refined into CBD oil and other valuable terpenes

2.      To manufacture products from the hemp fiber

3.      To create food products from the plant

Primarily, option 2 and 3 are handled by foreign growers such as China and can use very low-grade, inexpensive seeds. The majority of United States farmers are in it to produce high-grade CBD. These seeds typically range in price depending on CBD percentage, THC percentage, average weight produced per plant, durability to different altitudes and climates, organic certification and more.

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A typical CBD hemp farm will grow between 1500 to 2500 plants per acre. This requires approximately 2500 to 3500 seeds per acre since all seeds won’t germinate. In other words a 100-acre farm would require 250,000 to 350,000 seeds per grow cycle.

Clones

Clones are clippings from a mother hemp plant that can be planted and grown into a whole new plant. There are 3 main benefits to growing clones over seeds.

1.      Faster grow cycles as the plant is already several inches tall

2.       Clones copy the exact genetics of the plant it was clipped from, reducing the risk of genetic issues

3.      Guaranteed plants as some seeds will not sprout

The downside to clones is the higher cost per plant. Also, they will carry over any disease or infection from the plant it was cut from if the mother plant was infected. Therefore, our plants will be grown indoor and under constant supervision from our master growers to insure the highest quality possible.

Our Objective

It is the objective of Celexus, Inc. to control every aspect of the hemp farming industry from seeds to extraction and distribution. This will enable us to avoid risking stagnant or contaminated biomass because of third party extraction labs being at full capacity.

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Celexus has designed its future into a 3 stage rollout:

  Grow and distribute high grade, certified hemp seeds and clones.
  Own processing facilities to dry biomass, extract hemp oil and refine to pharmaceutical grade CBD oils.
  Provide international wholesale distribution of hemp products.

To reach this objective we have hand picked a team of industry professionals from experienced hemp farmers, bio-engineers, extraction experts and other related industry professionals.

Our ultimate objective is to achieve exceptional multiples in growth, valuation and revenue to Celexus and its shareholders.

The Company’s has signed an exchange agreement for its first acquisition Bio-Distribution.

WHO IS BIO DISTRIBUTION

Bio Distribution is in motion to become a recognized leader in the cultivation and distribution of hemp seeds, clones and CBD oils. They currently own a nursery in Phoenix, Arizona and are pursuing the expansion of our greenhouse footprint throughout the southwest. The facility in Phoenix is 120,000 square feet of greenhouse on 7.9 acres. The surrounding land is set up to expand the greenhouse an additional 60,000 square feet, enabling us to increase our production capacity. This facility has been set up with agricultural lighting, drip systems, storage areas and sufficient water rights to supply our demand.

Additionally, we intend on acquiring millions of square feet of greenhouse beyond the Phoenix property to cultivate and process our seeds and clones for distribution. We have several nurseries that are currently in the due diligence phase, and if everything shows promise, will be leased or purchased.

The initial start-up costs for hemp cultivation can be staggering, specifically for the purchase of seeds and clones. One component of our business model is to provide farmers with seeds and clones who do not have the upfront capital necessary to acquire them on their own. Upon harvest, they will be required to reimburse us for the seeds and clones as well as give us first right of refusal to purchase their biomass at a highly discounted rate.

To stay in compliance with all federal and state regulations, we are strictly adhering to all license, cultivation and sales regulations. We have received five of our licenses so that we may begin the cultivation process.

The 2018 Farm Bill or or Agriculture Improvement Act of 2018 stablishes a new federal hemp regulatory system under the US Department of Agriculture which aims to facilitate the commercial cultivation, processing, and marketing of hemp. The bill removes hemp and hemp seeds from the statutory definition of marijuana and the DEA schedule of Controlled Substances amd makes hemp an eligible crop under the federal crop insurance program. It also allows the transfer of hemp and hemp-derived products across state lines provided the hemp was lawfully produced under a State or Indian Tribal plan or under a license issued under the USDA plan.

Employees

As of May 1, 2019, we have no employees, but have one (1) officers and directors who are non-employee Directors. We have no agreements with any of our management/subcontractors for any services. We consider our relations with our subcontractors to be good. Subcontractors will be used mainly in harvesting during season.

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Description of Property

We currently lease office space at 8275 S. Eastern Ave. Suite 200, Las Vegas, NV 89123 as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our business efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of March 31, 2019 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Overview

We intend to become a key supplier of high grade CBD hemp seeds and clones to international farmers entering the market. The quality, durability, performance and certification on hemp seeds and clones will determine their value. Our seeds will ultimately be bio-engineered to grow large, robust crops, durable to a wide range of weather and altitude and contain some of the highest percentages of CBD on the market. Our genetic improvement strategy includes the following objectives:

•  High yield

•  Minimal male contamination

•  Premium market quality

•  Reliable low levels of THC content

•  Continually develop new improvements to our strains of hemp seeds and clones

We are committed to breeding strains of hemp that can maximize the profitability of the industrial hemp industry.

Liquidity and Capital Resources

At March 31, 2019 we had $44,862 in current assets compared to $0 at March 31, 2018 as a result of the company moving into operational status. These assets consisted entirely of cash deposited into our bank account. Current liabilities at March 31, 2019 totaled $92,859 compared to $36,041 at March 31, 2018 as a result of increased activity from moving into operational status. The increase in current liabilities was primarily the result of two loans from a shareholder of the company, totaling $58,500. This loans do not bear any interest, and are payable on demand.

Our operations will not fully commence until we complete our acquisition of HempWave by fulfilling the Exchange Agreement with HempWave prior to the end of July 2019. Pursuant to the Exchange Agreement, we will issue Common Stock in the amount of $13,000,000 to HempWave as compensation. The Company may not have enough funds to continue to operate until profitability. Over the course of the current fiscal year ending March 31, 2020, we intend to explore various fundraising methods including debt and equity available to us to replenish the company’s cash reserves and to expand its operations.

On July 31, 2019, Celexus, Inc. (the “Company”) and its affiliate, Bio Distribution, Inc. (d/b/a “HempWave”) entered into an amendment to the acquisition agreement entered in February 2019, by which the Company would acquire HempWave by issuing stock in exchange for the shares of HempWave (the “Exchange Agreement”). The amendment includes changes to four provisions of the Exchange Agreement, and are summarized below:

1.	Section A of the Exchange Agreement is amended to provide that instead of the acquisition for $13,000,000 in Company stock, the value of the stock to be issued will be calculated by an independent appraisal;

2.	Section V.02(e) of the Exchange Agreement is amended to clarify that the due diligence investigation conducted by the Company shall include an appraisal of HempWave;

3.	Section V.03(f) of the Exchange Agreement is amended to include a corresponding change to that made in Section V.02(e) of the Exchange Agreement; and

4.	Section VI.01(c) of the Exchange Agreement is amended to extend the period for the completion of due diligence and to effect the acquisition from July 31, 2019 to January 3, 2020.

The company has significant net operating loss carryforwards that may offset future tax expenses. For the fiscal year ended March 31, 2019, the company had a net operating loss carryforward of $5,812,118, which could be used to defer up to $1,220,545 of federal tax expenses at a 21% statutory tax rate.

HempWave has just had its first planting and the plants will be ready for harvest and sale in approximately 6 months generating the first revenue for the Company. The Company may need to raise additional funds during this 6 month time period until the first revenue.

It is expected that it will cost the Company approximately $100,000 to meet its reporting requirements for the next year.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

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Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management. These estimates are based on management’s historical industry experience and not our Company’s historical experience.

Change in certifying accountants.

a.	On March 27, 2019, the Company terminated MICHAEL GILLESPIE & ASSOCIATES, PLLC (“Gillespie”) as its registered independent public accountant.

b.	Gillespie’s reports on the financial statements for the periods ended March 31, 2017 and March 31, 2018, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.

c.	Our Board of Directors participated in and approved the decision to change independent accountants. Through the reporting periods ended March 31, 2017 and March 31, 2018, there have been no disagreements with Gillespie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Gillespie would have caused them to make reference thereto in their report on the financial statements.

d.	Our Board of Directors participated in and approved the decision to change independent accountants. Through the reporting periods ended March 31, 2017 and March 31, 2018, there have been no disagreements with Gillespie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Gillespie would have caused them to make reference thereto in their report on the financial statements. Through the interim period March 27, 2019 (the date of termination of the former accountant), there have been disagreements with Gillespie on accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements were not resolved and resulted in the company terminating Gillespie and retaining another accountant. Specifically, the company despite repeated requests, did not provide a basis for the valuation of a $13,000,000 contractual acquisition in the subsequent events in the December 31, 2018 review.

e.	We have authorized Gillespie to respond fully to the inquiries of the successor accountant.

f.	During the periods ended March 31, 2017 and March 31, 2018, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

g.	The Company provided a copy of the foregoing disclosures to Gillespie prior to the date of the filing of this Report and requested that Gillespie furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. Gillespie has refused to provide such letter.

(1)	NEW INDEPENDENT ACCOUNTANTS:

a.	On March 27, 2019, the Company engaged BF Borgers, CPA PC (“BF Borgers”), situated at 5400 W Cedar Ave, Lakewood, CO, USA 80226 (Ph: 303-953-1454, Fax: 720-251-8836; Website: www.bfbcpa.us), as its new registered independent public accountant. The Company has engaged BF Borgers, to act as the Company’s independent accountant going forward.

b.	During the periods ending March 31, 2017 and March 31, 2018, and prior to March 27, 2019 (the date of the new engagement), we did not consult with BF Borgers regarding:

i.	the application of accounting principles to a specified transaction,

ii.	the type of audit opinion that might be rendered on the Company's financial statements by BF Borgers, in either case where written or oral advice provided by BF Borgers would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues, or

iii.	any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

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Cash Equivalents

We consider all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Loss Per Common Share

Basic net loss per share is calculated by dividing the net loss by the weighted – average number of common shares outstanding for the period, without consideration for Common Stock equivalents.

Employees

We currently have only one employee, all of whom are officers and directors. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Off-Balance Sheet Arrangements

During the year ended March 31, 2019, we did not engage in any off balance sheet arrangements as defined in item 303(a)(4) of the Commission’s Regulation S-K.

OUR MANAGEMENT

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Position
Lisa Averbuch.	65	Member of Board of Directors

David Soto	52	President, Chief Executive Officer, , CFO, Treas, Sec

Lisa Averbuch, Director

Ms. Averbuch holds a Bachelor’s degree in Hospitality Administration from Boston University in Boston Massachusetts. From1992 worked for the Royal Sonestra Hotel in Cambridge MA in the Food and Beverage Department as Executive Control, then purchasing and finally Food and Beverage controller until 1998. From 1999 to 2001 she was Executive Concierge at the Ritz Carlton in San Francisco, California and in 2001 she managed the opening of the new Ritz Carleton in Half Moon Bay, California. 2002, found Ms Averbuch moving on to the Mandarin Oriental Hotel in San Francisco where she was Restaurant Supervisor becoming Manager before moving on. She then joined The American Center for Wine, Food and the Arts – “Copia.” She managed various facits for that organization until founding Loft Liquors in 2006, the first organic, fresh fruit Liquor company in the United States. Ms. Averbuch is currently the president of various Company's, since 2011, in Las Vegas.

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On March 27, 2019 the Board of Directors elected.. David Soto as COO of the corporation.

David Soto is start-up leader, hands-on Investment focused C-Suite executive and entrepreneur who has developed and implemented corporate strategy from a business and financial perspective. Through an infusion of expertise, management and capital directed towards assisting companies with the introduction and commercialization of their technologies to their relevant market and turning existing companies into Innovative businesses.

On that same date, Michael R Cashion, was hired as Chief Sales Strategist for the corporation.

Michael is a dedicated Start up Sales strategist that is focused on driving revenue. His approach in creating teams and implementing strategic plans has created growth in different markets. With a focused presence, he is able work with customers, Board of Directors, and internal stake holders to drive sales and profits.

With a effort in concept to commercialization he can create new sales verticals and revenue streams.

This has allowed him to create new products and drive them into the market through acquisition, new company creation and partnership which allows companies to maintain financial stability and revenue strength.

EXECUTIVE COMPENSATION.

The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers for the last two fiscal years.

			(a)	(b)	(c)
				Option	All Other	Total
Name and Principal Position	Year	Salary*	Bonus	Awards	Compensation	Compensation
Lisa Averbuch, President, CEO, CFO, Sec., Treas., Dir.	2017 2018	$0 0	$0 0	$0 0	$0 0	$0 0

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 1, 2019, certain information concerning the beneficial ownership of our Common Stock by: (i) each stockholder known by us to own beneficially 10.0% or more of our outstanding Common Stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership:

Title of class	Name of beneficial owner	Amount and nature of beneficial ownership	Percentage of class
Common Stock	Global Services Unlimited Group, Inc.**	5,444,445 shares of Common Stock	32.9%

Common Stock	David Soto	100,000 shares of Common Stock	0.6%

Common Stock	Lisa Averbuch	500,000 shares of Common Stock	3.0%

Common Stock	Kings Gate Management Inc.	2,5000,000 shares of Common Stock	15.1%

Common Stock	Andre Missell	2,500,000 shares of Common Stock	15.1%

Common Stock	European Trade Partners LLC	1,000,000 shares of Common Stock	6.0%

Common Stock	Wenxin Cou	1,000,000 shares of Common Stock	6.0%

Common Stock	All executive officers, directors, and beneficial ownership thereof as a group *	8,544,445	51.7%

** Lisa Averbuch is the control person of Global Services Unlimited Group, Inc.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 565,864,527 shares of common stock outstanding as of February 1, 2019.

The mailing address of the stockholders reference in the chart above is 8275 S. Eastern Ave. Suite 200, Las Vegas, NV 89123.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Celexus, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

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Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its members do not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 600,000,000 shares of Common Stock at a par value of $0.0001 per share. Each holder of Common Stock shall be entitled to one vote per share.

As of February 1, 2019, there are 565,864,527 shares of Common Stock issued and outstanding.

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Limitations on Stockholder Actions

Nevada Revised Statutes ("FRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Title 7 of the Nevada Revised Statutes further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to Title 7 of the Nevada Revised Statutes or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the FRS.

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.. The selling stockholder may use any one or more of the following methods when selling shares:

•   ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•   block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the     block as principal to facilitate the transaction;

•   purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•   an exchange distribution in accordance with the rules of the applicable exchange;

•   privately negotiated transactions;

•   to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•   broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per     share; • a combination of any such methods of sale; and

•   any other method permitted pursuant to applicable law.

22

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus. Rule 144 is not available for the resale of securities issued by a shell company until 12 months after it has ceased being a shell company and has filed current Form 10 information with the Commission reflecting its status as an entity that is no longer a shell company.

The company’s shares may never be quoted on the OTC Markets or listed on an exchange.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders are an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with re-sales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

ISSUER OFFERING

The officers and directors will sell on behalf of the Issuer. No commission or remuneration will be paid.

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the effective date of this prospectus, the officers and directors, intend to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Our officers and directors will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested in the Company as a possible investment. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. None of our officers and directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of their participation;

b. None of our officers and directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c. None of our officers and directors are, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and,

d. All of our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

23

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Title 7 of the NRS provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. NRS also provides that directors and officers may also be indemnified against expenses (including attorneys‘ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Elaine A. Dowling, Esq. of EAD Law Group, LLC, 8275 S. Eastern Ave. Suite 200, Las Vegas, NV 89123. PH: (702) 724-2636, E-mail: ead@eadlawgroup.com.

EXPERTS

The consolidated financial statements included in this prospectus for the years ended March 31, 2018 and 2019 have been audited by BF Borgers, an independent registered public accounting firm to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Celexus, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

24

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

25

Financial Statements

CELEXUS, INC.

(formerly Telupay International, Inc.)

For the Years ending March 31, 2019 and 2018

F-1

CELEXUS, INC.

F-2

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Celexus, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Celexus, Inc. (the "Company") as of March 31, 2019 and 2018, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s minimal activities raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2019

Lakewood, CO

July 15, 2019

F-3

CELEXUS, INC.
(formerly Telupay International, Inc.)
Balance Sheets

	March 31,
	2019	2018
ASSETS
Current assets
Cash in Bank	$44,862
Total assets	$44,862	$0

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued expenses	$3,557	$8,030
Related Party notes	$58,500	$0
Interest payable	$5,802	$3,011
Convertible Revolving Demand Note	$25,000	$25,000
Total current liabilities	$92,859	$36,041

Total liabilities	$92,859	$36,041

Commitments and contingencies

Stockholders' deficit
Common stock: $0.001 par value; 1,500,000,000 shares authorized, and 6,287,000 outstanding at March 31, 2019 and 2018, respectively	$565,865	$565,865
Additional paid-in capital	$8,318,848	$8,309,570
Retained deficit	$(8,932,710)	$(8,911,476)
Total stockholders' deficit	$(47,997)	$(36,041)
Total liabilities and stockholders' deficit	$44,862	$0

(The accompanying notes are an integral part of these financial statements)

F-4

CELEXUS, INC.
(formerly Telupay International, Inc.)
Statements of Operations

	Years Ended March 31,
	2019	2018

Revenue	$0	$0

Operating expense
Selling, general and administrative	$5,145	$3,793
Professional Fees	$13,300
Total operating expense	$18,445	$3,793

Loss from operations	$(18,445)	$(3,793)

Other income (expense)
Gain on forgiveness of liabilities	$2	$16,030
Interest expense	$(2,791)	$(2,538)
Accretion of debt discount	$0	$0
Total other income (expense)	$(2,789)	$13,492

Net loss	$(21,234)	$9,699

Basic and Diluted Loss per Common Share	$(0)	$0

Weighted average number of common shares outstanding - basic and diluted	565,864,527	565,864,527

(The accompanying notes are an integral part of these financial statements)

F-5

CELEXUS, INC.
(formerly Telupay International, Inc.)
Statements of Stockholders' Deficit

	Common Stock		Additional Paid-in Capital	Retained Deficit	Total Stockholders' Deficit
	Shares	Amount
Balance, March 31, 2016	184,440	$165,865	$8,549,570	$(8,731,402)	$(15,967)

Common stock issued in connection with custodianship	444,444	400,000	(240,000)	—	160,000
Net loss for the year ended March 31, 2017	—	—	—	(189,773)	(189,773)
Balance, March 31, 2017	6,287,000	565,865	8,309,570	(8,921,175)	(45,740)

Net loss for the year ended March 31, 2018	—	—	—	9,699	9,699
Balance, March 31, 2018	6,287,000	$565,865	$8,309,570	$(8,911,476)	$(36,041)

Related Party Gain on Extinguishment of Debt			$9,278		$9,278
Net loss for the year ended March 31, 2019	—	—	—	(21,234)	(21,234)
Balance, March 31, 2019	6,287,000	$565,865	$8,318,848	$(8,932,710)	$(47,997)

(The accompanying notes are an integral part of these financial statements)

F-6

CELEXUS, INC.
(formerly Telupay International, Inc.)
Statements of Cash Flows

	Years Ended March 31,
	2019	2018
Cash flows from operating activities
Net loss	$(21,234)	$9,699
Adjustments to reconcile net loss to net cash flows used in operating activities
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	(4,473)	(12,237)
Increase (decrease) in related party notes	58,500
Increase (decrease) in interest payable	2,791	2,538
Related party forgiveness of debt	9,278	—
Net cash flows used in operating activities	44,862	—
Cash flows from financing activities
Net cash flows from financing activities	—	—
Change in cash and cash equivalents	44,862	—
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$44,862	$—
Supplemental disclosure of cash flow information:
Interest paid in cash	$—	$—
Income taxes paid in cash	$—	$—
Supplemental disclosure of non-cash transactions:
Debt discount recorded for beneficial conversion feature	$—	$—

(The accompanying notes are an integral part of these financial statements)

F-7

CELEXUS, INC.

(formerly Telupay International, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

NOTE 1 –Organization and Going Concern

Celexus, Inc. (the Company)(formerly Telupay International, Inc.; formerly i-Level Media Group Incorporated; formerly Jackson Ventures, Inc.) was incorporated in the State of Nevada on August 23, 2005 as Jackson Ventures Ltd. and its initial operations included the acquisition and exploration of mineral resources. In March, 2007 the Company changed its name to i-Level Media Group Incorporated (“i-Level”) and changed its business to that of developing and operating a digital media network service. This business ceased operations on December 1, 2008 and its business was wound-up.

On September 24, 2013, the Company effected the acquisition of Telupay, PLC by way of a reverse merger. As a result of the Merger, the Company changed its name to Telupay International Inc., effectuated a 1.5-for-1 forward stock split and Telupay became a wholly-owned subsidiary. Telupay was engaged in the mobile banking and payment processing business primarily in the Philippines, Peru, Indonesia, Myanmar and the United Kingdom. Telupay PLC was the primary operating subsidiary of the Company accounting for most of our assets and liabilities. Telupay PLC never reached profitability and was spun out of the Company shortly after December 31, 2014 to the former directors and officers of the Company whereby the business, including the assets and liabilities of Telupay PLC were transferred for no consideration. As a result, the Company had no operations.

On January 18, 2017, Barton Hollow, LLC, a limited liability company, was appointed custodian for the Company by the District Court of Clark County, Nevada. The Company was reinstated by the Nevada Secretary of State on November 9, 2017 and on September 9, 2018 changed its name to Celexus, Inc. The Company currently is looking to acquire an operating business or develop a business.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs to allow it to continue as a going concern. As of March 31, 2019, the Company had an accumulated deficit of $8,932,710. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In view of these conditions, the ability of the Company to continue as a going concern is in doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Historically, the Company has relied upon internally generated funds and funds from the sale of shares of stock, issuance of promissory notes and loans from its shareholders and private investors to finance its operations and growth. Management is planning to raise necessary additional funds for working capital through loans and/or additional sales of its common stock. However, there is no assurance that the Company will be successful in raising additional capital or that such additional funds will be available on acceptable terms, if at all. Should the Company be unable to raise this amount of capital its operating plans will be limited to the amount of capital that it can access. These financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

F-8

NOTE 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s consolidated financial statements requires management to make estimates and use assumptions that affect the reported amounts of assets, liabilities and expenses. These estimates and assumptions are affected by management’s application of accounting policies. On an on-going basis, the Company evaluates its estimates. Actual results and outcomes may differ materially from these estimates and assumptions.

Cash

Cash includes amounts held in bank accounts. The Company has amounts deposited with financial institutions in excess of federally insured limits.

Fair Value Measurements

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 1 inputs.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 2 inputs.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 3 inputs.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and interest payable approximate their fair value because of the short-term nature of these instruments and their liquidity. It is not practical to determine the fair value of the Company’s debentures payable due to the complex terms. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

F-9

The Company calculates the fair value of option grants and warrant issuances utilizing the Black-Scholes pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The computation of basic earnings per share (“EPS”) is based on the weighted average number of shares that were outstanding during the period, including shares of common stock that are issuable at the end of the reporting period. The computation of diluted EPS is based on the number of basic weighted-average shares outstanding plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. The computation of diluted net income per share does not assume conversion, exercise or contingent issuance of securities that would have an antidilutive effect on earnings per share. Therefore, when calculating EPS if the Company experienced a loss, there is no inclusion of dilutive securities as their inclusion in the EPS calculation is antidilutive. Furthermore, options and warrants will have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants (they are in the money). See “NOTE 5 - Net Loss Per Share” for further discussion.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. The Company reports a liability for unrecognized tax benefits resulting from uncertain income tax positions, if any, taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense or other expense, respectively.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment.

F-10

Recent Accounting Pronouncements

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a free-standing equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company does not expect this accounting update to have a material effect on its Consolidated Financial Statements.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718) Scope of Modification Accounting. The amendments in this Update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for public business entities for reporting periods for which financial statements have not yet been issued. The Company does not expect this accounting update to have a material effect on its Consolidated Financial Statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation-Stock Compensation: Improvements to Employee Share-Based Payment Accounting (Topic 718)”, which is intended to simplify several aspects of the accounting for share-based payment award transactions. The guidance is effective for our current fiscal year. The adoption of ASU 2016-09 did not have a material impact on the Consolidated Financial Statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842)”, which supersedes ASC Topic 840, Leases, and creates a new topic, ASC 842, Leases. The new guidance requires the recognition of lease assets and liabilities for operating leases with terms of more than 12 months. Presentation of leases within the consolidated statements of operations and consolidated statements of cash flows will be generally consistent with the current lease accounting guidance. The ASU is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company does not expect this accounting update to have a material effect on its Consolidated Financial Statements.

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable, the Company has not identified any standards that the Company believes merit further discussion. The Company believes that none of the new standards will have a significant impact on the financial statements.

NOTE 3 – Debt – Related Party

On January 18, 2017, the Company entered into a Revolving Demand Note (the “Revolving Demand Note”) with Securities Compliance Group, Ltd. (the “Creditor”). Pursuant the Revolving Demand Note, the Company borrowed $25,000 at an annual interest rate of 9.5% with a default rate of 22%. The Revolving Demand Note may be converted into common stock at an exercise price of par, or $0.001 per share at the discretion of the Creditor. The Revolving Demand Note does not have a maturity date.

The debt discount attributable to the fair value of the beneficial conversion feature amounted to $17,500 and was accreted on the date of issuance due to no maturity date of the Revolving Demand Note.

F-11

During the years ended March 31, 2019 and 2018, the Company recognized $2538 and $2,791 of interest expense related to the Convertible Debenture.

A shareholder who is a related party has loaned the corporation $58,500 as of March 31, 2019. The note bears no interest and is payable on demand.

Also see “Note 7” – Related Party Transactions.”

NOTE 4 – Common Stock

At March 31, 2019, the Company had 1,500,000,000 authorized shares of common stock with a par value of $0.001 per share and 565,864,527 shares of common stock outstanding.

During the year ended March 31, 2017, On January 18, 2017, in connection with the custodianship, the Company issued 400,000,000 shares to Barton hollow, LLC to satisfy and caused to be retired, the obligations of the Company. As a result the Company recognized stock compensation expense of $160,000 based on the closing stock price on January 18, 2017 of $0.004 per share.

NOTE 5 - Net Loss Per Share

During the years ended March 31, 2018 and 2017, the Company recorded a net loss. Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The Company has not included the effects of convertible debt on net loss per share because to do so would be antidilutive.

Following is the computation of basic and diluted net loss per share for the years ended March 31, 2019 and 2018:

	Years Ended March 31,
	2019	2018
Basic and Diluted EPS Computation
Numerator:
Loss available to common stockholders'	$(21,234)	$9,669
Denominator:
Weighted average number of common shares outstanding	565,864,527	565,864,527
Basic and diluted EPS	$(0.00)	$0.00

The shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:
Convertible debt	5,802,270	3,011,097

NOTE 6 – Income Taxes

On December 22, 2017, the Tax Cuts and Jobs Act (“The Act”) was enacted into law. The Act applies to corporations generally beginning with taxable years starting after December 31, 2017 and reduces the corporate tax rate from a graduated set of rates with a maximum 35% tax rate to a flat 21% tax rate. Additionally, the Act introduces other changes that impact corporations, including a net operating loss (“NOL”) deduction annual limitation, an interest expense deduction annual limitation, elimination of the alternative minimum tax, and immediate expensing of the full cost of qualified property. The Act also introduces an international tax reform that moves the U.S. toward a territorial system, in which income earned in other countries will generally not be subject to U.S. taxation. However, the accumulated foreign earnings of certain foreign corporations will be subject to a one-time transition tax, which can be elected to be paid over an eight-year tax transition period, using specified percentages, or in one lump sum. NOL and foreign tax credit (“FTC”) carryforwards can be used to offset the transition tax liability. The Company does not expect that this change will have an impact on the Company as it has not earned taxable income in the past and it has significant NOL carryforwards.

F-12

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets at March 31, 2018 and 2017 are as follows:

	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$5,812,118	$5,790,884
Statutory tax rate	21%	21%
Total deferred tax assets	1,220,545	1,216,086
Less: valuation allowance	(1,220,545)	(1,216,086)
Net deferred tax asset	$—	$—

The net change in the valuation allowance for deferred tax assets was an increase of $4,459 and decrease of $2,036 for the years ended March 31, 2019 and 2018, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Due to the uncertainty of realizing the deferred tax asset, management has recorded a valuation allowance against the entire deferred tax asset.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at March 31, 2019 available to offset future federal taxable income, if any, of $5,812,118. Accordingly, there is no tax expense for the years ended March 31, 2019 and 2018.

The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock.

The effects of state income taxes were insignificant for the years ended March 31, 2019 and 2018.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. statutory income tax rate of 21% to pre-tax loss for the years ended March 31, 2019 and 2018 is as follows:

	2019	2018
Federal Statutory Rate	$4,459	$(2,036)
Nondeductible expenses	—	—
Change in allowance on deferred tax assets	4,459	(2,036)
	$—	$—

The Company does not have any uncertain tax positions at March 31, 2018 and 2017 that would affect its effective tax rate. The Company does not anticipate a significant change in the amount of unrecognized tax benefits over the next twelve months. Because the Company is in a loss carryforward position, the Company is generally subject to US federal and state income tax examinations by tax authorities for all years for which a loss carryforward is available. If and when applicable, the Company will recognize interest and penalties as part of income tax expense.

F-13

 NOTE 7 - Related Party Transactions

During the year ended March 31, 2019 and 2018, our former President made payments on behalf of the Company totaling $0 and $7,830, respectively.

During the year ended March 31, 2019 and 2018, a shareholder who is a related party has loaned the corporation $59,507 and $0 respectively.

Also see “Note 3” – Debt Related Party.”

NOTE 8 – Subsequent Events

Management has reviewed material events subsequent of the period ended March 31, 2019 and through the date of filing of financial statements in accordance with FASB ASC 855 “Subsequent Events”.

On December 10, 2018 it was RESOLVED by the board of directors of the corporation that the name change of the corporation be changed to Celexus and that the outstanding shares of stock of the corporation be reverse split on a 1 for 90 basis without change to authorized shares. The name change and 1-90 reverse split will take effect at the open of business April 9, 2019.

On May 13, 2019 Celexus has entered into a definitive agreement by which it will acquire a related entity, HempWave f/k/a Bio Distributions, upon the completion of an appraisal satisfactory to management of both companies. On July 31, 2019 the Exchange Agreement between Celexus and Hempwave was Amended until January 3, 2020 subject to the conditions of the agreement.

As of May 20, 2019 Lisa Averbuch has resigned as President of Celexus, Inc. Ms. Averbuch with continue to serve as Director of the Company and maintains the authority to vote shares of the Company’s majority shareholder, Global Services Unlimited Group, Inc.

Following the resignation of Ms. Averbuch, the Board of Directors has appointed David Soto to serve as President of the Company.

F-14

Financial Statements

CELEXUS, INC.

(formerly Telupay International, Inc.)

For the Three Months ending June 30, 2019

(Unaudited)

F-15

CELEXUS, INC.

F-16

CELEXUS, INC.
(formerly Telupay International, Inc.)
Balance Sheets (Unaudited)

	June 30,	March 31,
	2019	2019
ASSETS
Current assets
Cash in Bank	$16,168	$44,862
Total assets	$16,168	$44,862

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued expenses	$7,086	$3,557
Related Party notes	$79,169	$58,500
Interest payable	$6,539	$5,802
Convertible Revolving Demand Note	$25,000	$25,000
Total current liabilities	$117,794	$92,859

Total liabilities	$117,794	$92,859

Commitments and contingencies

Stockholders' deficit
Common stock: $0.001 par value; 1,500,000,000 shares authorized, and 6,287,384 outstanding at June 30, 2019 and 6,287,384 June 30, 2018 respectively	$628,738	$565,865
Additional paid-in capital	$8,255,975	$8,318,848
Retained deficit	$(8,986,339)	$(8,932,710)
Total stockholders' deficit	$(101,626)	$(47,997)
Total liabilities and stockholders' deficit	$16,168	$44,862

(The accompanying notes are an integral part of these financial statements)

F-17

CELEXUS, INC.
(formerly Telupay International, Inc.)
Statements of Operations (Unaudited)

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018

Revenue	$0	$0

Operating expense
Selling, general and administrative	$4,069	$600
Professional Fees	$48,825	$12
Total operating expense	$52,894	$612

Loss from operations	$(52,894)	$(612)

Other income (expense)
Gain on forgiveness of liabilities	$2	$0
Interest expense	$(737)	$(671)
Accretion of debt discount	$0	$0
Total other income (expense)	$(735)	$671)

Net loss	$(53,629)	$(1,283)

Basic and Diluted Loss per Common Share	$0	$0

Weighted average number of common shares outstanding - basic and diluted	6,287,184	6,287,184

(The accompanying notes are an integral part of these financial statements)

F-18

CELEXUS, INC.
(formerly Telupay International, Inc.)
Statements of Stockholders' Deficit (Unaudited)					Total
	Common	Stock	Additional		Stockholders'
	Shares	Amount	Paid-in Capital	Retained Deficit	Deficit
Balance March 31, 2018	6,287,384	$628,738	$8,246,697	$(8,911,476.00)	$(36,041.00)
Related Party Gain on Extinguishment of Debt	—	—	9,278	—	9,278
Net loss for the year ended March 31, 2019	6,287,384		—	(21,234)	(21,234)
Balance, March 31, 2019	6,287,384	628,738	8,255,975	(8,932,710)	(47,997)

Net loss for Three months ended June 30, 2019	—	—	—	(53,629)	(53,629)
Balance, June 30, 2019	6,287,384	$628,738	$8,255,975	$(8,986,339)	$(101,626)

(The accompanying notes are an integral part of these financial statements)

F-19

CELEXUS, INC.
(formerly Telupay International, Inc.)
Statements of Cash Flows (Unaudited)
	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018

Cash flows from operating activities
Net loss	$(53,629)	$(1,283)
Adjustments to reconcile net loss to net cash flows used in operating activities
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	3,529	612
Increase (decrease) in related party notes	20,669	—
Increase (decrease) in interest payable	737	671
Related party forgiveness of debt	—	—
Net cash flows used in operating activities	(28,694)	—

Cash flows from financing activities
Net cash flows from financing activities	—	—

Change in cash and cash equivalents	(28,694)	—

Cash and cash equivalents at beginning of period	44,862	—

Cash and cash equivalents at end of period	$16,168	$—

Supplemental disclosure of cash flow information:
Interest paid in cash	$—	$—
Income taxes paid in cash	$—	$—

Supplemental disclosure of non-cash transactions:
Debt discount recorded for beneficial conversion feature	$—	$—

(The accompanying notes are an integral part of these financial statements)

F-20

CELEXUS, INC.

(formerly Telupay International, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JUNE 30, 2019

NOTE 1 –Organization and Going Concern

Celexus, Inc. (the Company)(formerly Telupay International, Inc.; formerly i-Level Media Group Incorporated; formerly Jackson Ventures, Inc.) was incorporated in the State of Nevada on August 23, 2005 as Jackson Ventures Ltd. and its initial operations included the acquisition and exploration of mineral resources. In March, 2007 the Company changed its name to i-Level Media Group Incorporated (“i-Level”) and changed its business to that of developing and operating a digital media network service. This business ceased operations on December 1, 2008 and its business was wound-up.

On September 24, 2013, the Company effected the acquisition of Telupay, PLC by way of a reverse merger. As a result of the Merger, the Company changed its name to Telupay International Inc., effectuated a 1.5-for-1 forward stock split and Telupay became a wholly-owned subsidiary. Telupay was engaged in the mobile banking and payment processing business primarily in the Philippines, Peru, Indonesia, Myanmar and the United Kingdom. Telupay PLC was the primary operating subsidiary of the Company accounting for most of our assets and liabilities. Telupay PLC never reached profitability and was spun out of the Company shortly after December 31, 2014 to the former directors and officers of the Company whereby the business, including the assets and liabilities of Telupay PLC were transferred for no consideration. As a result, the Company had no operations.

On January 18, 2017, Barton Hollow, LLC, a limited liability company, was appointed custodian for the Company by the District Court of Clark County, Nevada. The Company was reinstated by the Nevada Secretary of State on November 9, 2017 and on September 9, 2018 changed its name to Celexus, Inc. The Company currently is looking to acquire an operating business or develop a business.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs to allow it to continue as a going concern. As of June 30, 2019, the Company had an accumulated deficit of $8,986,339. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In view of these conditions, the ability of the Company to continue as a going concern is in doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Historically, the Company has relied upon internally generated funds and funds from the sale of shares of stock, issuance of promissory notes and loans from its shareholders and private investors to finance its operations and growth. Management is planning to raise necessary additional funds for working capital through loans and/or additional sales of its common stock. However, there is no assurance that the Company will be successful in raising additional capital or that such additional funds will be available on acceptable terms, if at all. Should the Company be unable to raise this amount of capital its operating plans will be limited to the amount of capital that it can access. These financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

F-21

NOTE 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s consolidated financial statements requires management to make estimates and use assumptions that affect the reported amounts of assets, liabilities and expenses. These estimates and assumptions are affected by management’s application of accounting policies. On an on-going basis, the Company evaluates its estimates. Actual results and outcomes may differ materially from these estimates and assumptions.

Cash

Cash includes amounts held in bank accounts. The Company has amounts deposited with financial institutions in excess of federally insured limits.

Fair Value Measurements

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 1 inputs.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 2 inputs.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 3 inputs.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and interest payable approximate their fair value because of the short-term nature of these instruments and their liquidity. It is not practical to determine the fair value of the Company’s debentures payable due to the complex terms. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Black-Scholes pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

F-22

Loss per Share

The computation of basic earnings per share (“EPS”) is based on the weighted average number of shares that were outstanding during the period, including shares of common stock that are issuable at the end of the reporting period. The computation of diluted EPS is based on the number of basic weighted-average shares outstanding plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. The computation of diluted net income per share does not assume conversion, exercise or contingent issuance of securities that would have an antidilutive effect on earnings per share. Therefore, when calculating EPS if the Company experienced a loss, there is no inclusion of dilutive securities as their inclusion in the EPS calculation is antidilutive. Furthermore, options and warrants will have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants (they are in the money). See “NOTE 5 - Net Loss Per Share” for further discussion.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. The Company reports a liability for unrecognized tax benefits resulting from uncertain income tax positions, if any, taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense or other expense, respectively.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment.

F-23

Recent Accounting Pronouncements

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a free-standing equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company does not expect this accounting update to have a material effect on its Consolidated Financial Statements.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718) Scope of Modification Accounting. The amendments in this Update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for public business entities for reporting periods for which financial statements have not yet been issued. The Company does not expect this accounting update to have a material effect on its Consolidated Financial Statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation-Stock Compensation: Improvements to Employee Share-Based Payment Accounting (Topic 718)”, which is intended to simplify several aspects of the accounting for share-based payment award transactions. The guidance is effective for our current fiscal year. The adoption of ASU 2016-09 did not have a material impact on the Consolidated Financial Statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842)”, which supersedes ASC Topic 840, Leases, and creates a new topic, ASC 842, Leases. The new guidance requires the recognition of lease assets and liabilities for operating leases with terms of more than 12 months. Presentation of leases within the consolidated statements of operations and consolidated statements of cash flows will be generally consistent with the current lease accounting guidance. The ASU is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company does not expect this accounting update to have a material effect on its Consolidated Financial Statements.

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable, the Company has not identified any standards that the Company believes merit further discussion. The Company believes that none of the new standards will have a significant impact on the financial statements.

F-24

NOTE 3 – Debt – Related Party

On January 18, 2017, the Company entered into a Revolving Demand Note (the “Revolving Demand Note”) with Securities Compliance Group, Ltd. (the “Creditor”). Pursuant the Revolving Demand Note, the Company borrowed $25,000 at an annual interest rate of 9.5% with a default rate of 22%. The Revolving Demand Note may be converted into common stock at an exercise price of par, or $0.001 per share at the discretion of the Creditor. The Revolving Demand Note does not have a maturity date.

The debt discount attributable to the fair value of the beneficial conversion feature amounted to $17,500 and was accreted on the date of issuance due to no maturity date of the Revolving Demand Note.

During the 3 Months ended June 30, 2019 and Year Ended March 31, 2019, the Company recognized $737 and $2,538 of interest expense related to the Convertible Debenture.

A shareholder who is a related party has loaned the corporation $58,500 as of March 31, 2019. The note bears no interest and is payable on demand.

Also see “Note 7” – Related Party Transactions.”

NOTE 4 – Common Stock

On December 10, 2018 it was RESOLVED by the board of director of the corporation that the name change of the corporation be changed to Celexus and that the outstanding shares of stock of the corporation be reverse split on a 1 for 90 basis without change to authorized shares. The name change and 1-90 reverse took place open of business April 9, 2019.

At June 30, 2019, the Company had 1,500,000,000 authorized shares of common stock with a par value of $0.001 per share and 6,287,384 shares of common stock outstanding.

During the year ended March 31, 2017, On January 18, 2017, in connection with the custodianship, the Company issued 400,000,000 shares to Barton hollow, LLC to satisfy and caused to be retired, the obligations of the Company. As a result the Company recognized stock compensation expense of $160,000 based on the closing stock price on January 18, 2017 of $0.004 per share.

On December 10, 2018 it was RESOLVED by the board of director of the corporation that the name change of the corporation be changed to Celexus and that the outstanding shares of stock of the corporation be reverse split on a 1 for 90 basis without change to authorized shares. The name change and 1-90 reverse took place open of business April 9, 2019. The 1-90 reverse split has been retroactively accounted for, accordingly.

NOTE 5 - Net Loss Per Share

During the years ended June 30, 2019 and 2018, the Company recorded a net loss. Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The Company has not included the effects of convertible debt on net loss per share because to do so would be antidilutive.

F-25

Following is the computation of basic and diluted net loss per share for the years ended June 30, 2019 and 2018:

	Three months Ended June 30, 2019	Three months Ended June 30, 2018

Basic and Diluted EPS Computation
Numerator:
Loss available to common stockholders'	$(53,629)	$(1,283)
Denominator:
Weighted average number of common shares outstanding	6,287,384	6,287,384
Basic and diluted EPS	$(0.01)	$(0.00)

The shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:
Convertible debt	6,539,005	3,011,097

NOTE 6 – Subsequent Events

Management has reviewed material events subsequent of the period ended June 30, 2019 and through the date of filing of financial statements in accordance with FASB ASC 855 “Subsequent Events”.

On May 13, 2019 Celexus has entered into a definitive agreement by which it will acquire a related entity, HempWave f/k/a Bio Distributions, upon the completion of an appraisal satisfactory to management of both companies. On July 31, 2019 the Exchange Agreement between Celexus and Hempwave was Amended until January 3, 2020 subject to the conditions of the agreement.

F-26

Dealer Prospectus Delivery Obligation

Until ___________ , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

13

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$2550
Legal Fees and Expenses	10,000
Accounting Fees*	5,000
Miscellaneous*	450
Total	$20,000

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Title 7 of the NRS. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in NRS, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

14

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of Celexus, Inc. *
3.2	Bylaws *
5.1	Opinion of Elaine A. Dowling, Esq.*
10.7	Subscription Agreement.*
23.1	Consent of BF Borgers

* Previously Filed

Item 17. Undertakings

The undersigned hereby undertakes:

(1)       to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

(2)       that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)       to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)       that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

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(5)       Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, CA on October 28, 2019.

Celexus, Inc.

By: _/s/ Lisa Averbuch_________________________

Lisa Averbuch, President, Director

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